EXHIBIT 10.2


                               SUBLEASE AGREEMENT
                               ------------------


         THIS SUBLEASE AGREEMENT (this "SUBLEASE") is made and entered into as of December __, 2006, by and between D. A. STUART COMPANY, a Delaware corporation ("SUBLANDLORD"), and Voyager Petroleum, Inc., a Nevada corporation ("SUBTENANT").

                                 R E C I T A L S

         A. Pursuant to that certain Business Property Lease dated as of January 26, 2000 by and between DEACON ENTERPRISES, INC., a Michigan corporation (successor to Verlin R. Eppert, Jr. and Rosalie A. Eppert, "LANDLORD") as landlord and Sublandlord as tenant (the "MASTER LEASE"; a copy of the Master Lease is attached hereto as EXHIBIT A), Landlord leased to Sublandlord certain industrial property and buildings located at 9100 Freeland Avenue, Detroit, Michigan (the "FREELAND PREMISES") and at 600 S. Deacon Street, Detroit, Michigan (the "DEACON PREMISES").

         B. On July 20, 2005, Sublandlord, as sublandlord, and American Petroleum Products Corporation, an Illinois corporation ("APPC"), as subtenant, executed a Sublease Agreement with respect to the Deacon Premises ("APPC SUBLEASE").

         C. APPC subsequently filed for bankruptcy.

         D. Sublandlord and APPC entered into a Stipulation and Order Approving Rejection of Sublease, filed with the U.S. Bankruptcy Court, Southern District of New York, Poughkeepsie Division, on December 4, 2006 (judge's signature erroneously stated as November 4, 2006), which requires APPC to relinquish all rights under the APPC Sublease, including APPC's right to possession of the Deacon Premises, no later than December 29, 2006 (the "Stipulation").

         E. Subtenant or its affiliate, as purchaser, and Landlord, as seller, have executed or are in the process of negotiating a Real Estate Purchase Agreement for the sale by Landlord to Subtenant or its affiliate ("PURCHASER"), of the Deacon Premises (the "DEACON PURCHASE AGREEMENT").

         F. The Deacon Purchase Agreement contemplates that the Sublandlord and the Subtenant shall enter into this Sublease.

         G. Subtenant desires to lease from Sublandlord the Deacon Premises and Sublandlord desires to lease the Deacon Premises to Subtenant on the terms and conditions set forth herein;

         NOW, THEREFORE, for and in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant do hereby agree as follows:

1. SUBLEASED PREMISES. Subject to the effectiveness of the Stipulation against APPC, and the actual vacation of the Deacon Premises by APPC and its corporate affiliates, Sublandlord hereby subleases and demises to Subtenant, and Subtenant hereby hires and subleases from Sublandlord, the Deacon Premises together with all equipment, improvements and fixtures thereon to be used for manufacture of lubricating oils in keeping with the character of the Deacon Premises, and for no other purpose. Subtenant covenants and agrees to provide 24 hour security and fire protection to the Deacon Premises during the term of this Sublease.

2. TERM. The term of this Sublease shall commence on the later of: January 1, 2007 or the date APPC vacates the Deacon Premises in the condition required under paragraph 2 of the Stipulation and Sublandlord delivers possession thereof to Subtenant (the "Commencement Date") and shall end on the earliest of (i) six (6) months after the Commencement Date (provided, however, Sublandlord agrees to extend the term of this Sublease for up to an additional three (3) months if and to the extent the Deacon Purchase Agreement is still in effect and Subtenant is to Sublandlord's reasonable satisfaction diligently working toward the purchase of the Deacon Premises, (ii) the date upon which Subtenant or its affiliate closes on the purchase of the Deacon Premises from Landlord pursuant to the Deacon Purchase Agreement or (iii) the date on which the Deacon Purchase Agreement terminates without a closing; but subject in any event to the earlier termination of the Master Lease. Without limiting the responsibility of Subtenant to carefully review the Master Lease, Sublandlord hereby reiterates that the "Initial Term" of the Master Lease ends on December 31, 2009, and while Sublandlord has an option to renew the Master Lease, Sublandlord undertakes absolutely no obligation to Subtenant to so extend the Master Lease.

3. RENT. Subtenant shall pay in advance to Sublandlord basic rent of Four Thousand Dollars ($4,000) per month ("BASE RENT") for the term of this Sublease, payable on the Commencement Date and on the first day of each month thereafter during the term of this Sublease. Payment of Base Rent shall be made without demand, notice, counterclaim, offset or deduction.

         It is the intention of the parties that the payment of Base Rent provided above shall be absolutely "net" to the Sublandlord, by which is meant that the parties intend that the Sublandlord shall have the Base Rent in hand after payment of any and all expenses that Sublandlord is required to pay on account of its leasehold interest in the Deacon Premises and that arise during the term of this Sublease.
         SECTION 17 of this Sublease sets forth additional provisions relative to the payment of expenses related to the Deacon Premises.

         All such expenses that Sublandlord is required to pay under the terms of the Master Lease (or otherwise) with respect to the Deacon Premises (hereinafter referred to as "ADDITIONAL RENT"), to the extent not directly paid by the Subtenant, shall be invoiced by the Sublandlord to the Subtenant and the Subtenant shall pay the Sublandlord the amount so invoiced, without further demand, notice, counterclaim, offset or deduction, within 30 days of invoice. Additional Rent includes all costs and expenses of any kind or description with respect to the Deacon Premises that are the responsibility of the "Tenant" under the Master Lease and that arise during the term of this Sublease. Base Rent and Additional Rent are referred to herein collectively as "RENT".

         Subtenant's agreement to pay Rent is an independent covenant, with no right of setoff, deduction or counterclaim of any kind, except if and to the extent APPC objects to Subtenant occupying the Deacon Premises. The obligation of the Subtenant to pay Rent accruing during the term of this Sublease, whether Base Rent or Additional Rent, shall survive any termination of this Sublease or the Master Lease.

         Rent shall be prorated for any partial month at the beginning and/or end of the Sublease term, by dividing the stated monthly rental rate (and Tenant's pro rata share of Additional Rent) by the number of days in such month during which Subtenant occupies the Deacon Premises.

4. CONDITION AND DELIVERY OF THE PREMISES. Except as provided below, the Deacon Premises shall be delivered to Subtenant in "AS IS" condition as of the date of Possession, with no representations or warranties on the part of Sublandlord, and without any obligation of Sublandlord to alter, remodel, improve, repair or decorate any part of the Deacon Premises. Except as provided below, Subtenant's taking possession of any portion of the Deacon Premises shall be conclusive evidence that, as between Sublandlord and Subtenant, the Deacon Premises was in good order, repair and condition, and that any work to be performed by Sublandlord has been satisfactorily completed. Any statements made by Sublandlord, its officer, agents or representatives regarding the physical or legal condition of the Deacon Premises, whether orally, in writing or by electronic communication, while true to the best knowledge of the individual making such statements, are solely for the purpose of guiding Subtenant's own evaluation of the Deacon Premises, and by its signature below, Subtenant affirms that it is not relying on any such statement, nor shall Sublandlord, its officer, agents or representatives have any liability with respect to the accuracy of such statements. The preceding sentence shall not be construed as negating any express representation or warranty contained within the four corners of this Sublease, nor shall it have any bearing on any provision of the Deacon Purchase Agreement. Notwithstanding the foregoing, Tenant shall have thirty (30) days after the Commencement Date ("Inspection Period") to determine whether anything is not working, missing, broken or defective with respect to the Deacon Premises, or whether there are any other material adverse facts which Subtenant was unable to discover upon a reasonable preliminary inspection of the Premises (collectively "Surprises"). If Subtenant discovers any Surprises that have a material impact on Subtenant's ability to operate its lubricating oil manufacturing business at the Deacon Premises, then Subtenant may terminate the Sublease, and Subtenant shall notify both Sublandlord and Landlord of its decision to do so.

5. COMPLIANCE WITH THE MASTER LEASE DURING THE TERM. Subtenant acknowledges that it has had an opportunity to review the Master Lease, and that Subtenant is leasing the Deacon Premises subject to all faults and physical conditions set forth in the Master Lease, including, without limitation, all known or unknown environmental conditions, except to the extent provided for in the last sentence of paragraph 4 of this Sublease.

                                    A. Subtenant agrees to comply with and be
                  bound by and be subject to the provisions of the Master Lease arising during the term of this Sublease, the terms of which are hereby incorporated as additional terms and covenants of this Sublease as if they were recited herein to the same extent as if Subtenant was the tenant under the Master Lease. Subtenant shall have all the duties and obligations of Sublandlord under the Master Lease arising during the term of this Sublease (as if Subtenant were the tenant under the Master Lease), and Sublandlord shall have all of the rights, privileges and remedies of Landlord under the Master Lease arising during the term of this Sublease (as if Sublandlord were the landlord under the Master Lease) with respect to this Sublease as fully as if such duties, obligations, rights, privileges and remedies were fully set forth herein. Notwithstanding the above, if any of the terms of the Master Lease are inconsistent with any terms of this Sublease, the terms of this Sublease shall control. Subtenant warrants, represents, covenants and agrees that it will not take any actions which violate the terms and covenants to be observed by Sublandlord under the Master Lease arising during the term of this Sublease or which result, or with the giving of notice or the passage of time would result, in a breach of the Master Lease. Subtenant agrees to indemnify, defend and hold Sublandlord harmless from any and all claims, suits, actions, causes of action, liabilities, damages, losses, costs and expenses, including reasonable attorneys' fees and expenses, asserted against, incurred by or imposed on Sublandlord as a result of the nonperformance or nonobservance of any terms and covenants of the Master Lease by Subtenant arising during the term of this Sublease to the same extent as if Sublandlord were the landlord under the Master Lease.

                                    B. If for any reason the Master Lease
                  terminates, this Sublease shall terminate. If such termination arises because of the actions of the Sublandlord, then the Subtenant shall be entitled to any appropriate remedies available under this Sublease, otherwise the Subtenant shall have no remedy against the Sublandlord.

                                    C. Subtenant acknowledges that any option to
                  purchase, right of first refusal, option to extend the Master Lease or similar optional right of Sublandlord relative to the Deacon Premises contained in the Master Lease, including, without limitation, the rights contained within Section 31 and 32 of the Master Lease, is strictly personal to Sublandlord, and Subtenant shall have no rights with respect to such option or right. Notwithstanding the foregoing, during the term of this Sublease, Sublandlord shall not exercise any right of first refusal or other present contractual right that Sublandlord may have to purchase the Deacon Property. Sublandlord agrees that should this Sublease terminate as a result of Purchaser's purchase of the Deacon Premises from Landlord pursuant to the Deacon Purchase Agreement, then the rights afforded to Sublandlord under Section 31 and 32 of the Master Lease shall terminate as to the Deacon Premises.

                                    D. Subtenant agrees to indemnify Landlord
                  and Sublandlord to the extent that Sublandlord is required to indemnify Landlord under the Master Lease, to the extent such indemnity arises as a result of any wrongful acts or omissions of Subtenant during the term of the Sublease or under this Sublease. Landlord may seek indemnification from either Subtenant or Sublandlord or both in its sole discretion and shall not be obligated to seek indemnification from a party before seeking indemnification from the other party; provided, however, Landlord may seek indemnification from Subtenant only to the extent such indemnification arises as a result of any wrongful acts or omissions of Subtenant during the term of this Sublease or under this Sublease.

                                    E. Sublandlord agrees that, in connection
                  with the Purchaser's closing upon the purchase of the Deacon Premises from Landlord pursuant to the Deacon Purchase Agreement, Sublandlord will surrender its leasehold interest in the Deacon Premises under the Master Lease, terminate any rights to possess, occupy, use or enjoy the Deacon Premises, and execute such form of instrument evidencing such surrender and termination as is mutually satisfactory to Landlord, Purchaser and Sublandlord.

                                    F. Notwithstanding anything to the contrary
                  contained in this Sublease: (a) nothing contained in this Sublease shall relieve Sublandlord of any of its liabilities or obligations to Landlord under the Master Lease; (b) the Subtenant is not assuming any liabilities or obligations of Sublandlord to the Landlord under the Master Lease for anything Sublandlord did or fails to do under the Master Lease; (c) Sublandlord agrees to defend and indemnify Subtenant if and to the extent Landlord seeks to hold Subtenant liable for any liability or obligations of Sublandlord to Landlord under the Master Lease, except if and to the extent Sublandlord's liability to Landlord arises as a result of any wrongful acts or omissions of Subtenant under this Sublease; (d) Sublandlord shall be liable for any nonpayment of utilities, taxes, or other breach under the Master Lease which arose or occurred at any time before the commencement of this Sublease; and (e) nothing in this Sublease shall relieve Sublandlord of its obligations under the Master Lease including, without limitation, liabilities with respect to environmental matters, provided that the foregoing shall not limit the obligation of the Subtenant to indemnify the Sublandlord if and to the extent Sublandlord's liability to Landlord arises as a result of any wrongful acts or omissions of Subtenant under this Sublease.

6. SALE, ASSIGNMENT, AND SUBLEASE. Subtenant shall not assign, mortgage or hypothecate this Sublease, or sublet the Deacon Premises subleased herein, or any part thereof. This Sublease shall not be assigned by operation of law. Any attempt to sell, assign or sublet without the consent of Sublandlord and the Landlord shall be deemed a default by Subtenant and shall be deemed null and void.

7. COVENANT AGAINST LIENS. Under the Master Lease, Sublandlord has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Sublandlord, operation of law or otherwise, to attach to or be placed upon Landlord's title or interest in the Deacon Premises. Subtenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Deacon Premises with respect to work or services claimed to have been performed or for materials claimed to have been furnished to Subtenant or the Deacon Premises, and, in case of any such lien attaching, Subtenant covenants and agrees to discharge or cause to be discharged such lien within ten (10) days after Subtenant receives notice of the filing thereof.

8. CONDEMNATION. If there shall be a taking of a portion of the Deacon Premises and the Master Lease shall not be canceled, Rent shall be reduced in the proportion that the area of the Deacon Premises so taken (if any) bears to the entire area of the Deacon Premises. Subtenant shall under no circumstances be entitled to claim, share in, collect or recover any of the condemnation award pursuant to this Sublease; provided, however, nothing herein shall affect Subtenant or Purchaser's rights to claim, share in, collect or recover any condemnation award to the extent provided for under the Deacon Purchase Agreement.

9.       DEFAULT.

                           A. MONETARY DEFAULT. If Subtenant defaults in the
                  payment of any sums payable hereunder when due and fails to cure such default within five (5) days after Sublandlord gives written notice thereof to Subtenant, then Sublandlord may, at its option, immediately terminate this Sublease or Subtenant's right to possession of the Deacon Premises by giving Subtenant thirty (30) days' written notice of such election to terminate, in which event neither Subtenant nor any person claiming through or under Subtenant by virtue of any statute or order of any court shall be entitled to possession or to remain in possession of the Deacon Premises but shall immediately surrender the Deacon Premises.

                           If Subtenant shall fail to make any payment of Rent
                  when due and payable under this Sublease, Subtenant shall pay to Sublandlord as a late charge and in consideration of the additional costs incurred by Sublandlord and the additional record keeping required to be performed by Sublandlord an additional sum equal to five percent (5%) of the amount of Rent due and owing from Subtenant. Furthermore, an additional late charge may be assessed by Sublandlord against Subtenant in a per annum amount equal to two percent (2%) in excess of the prime rate of interest or other equivalent reference rate announced from time to time by the Bank of America (or any successor thereto) at its principal corporate office from the date such payment is due hereunder until paid by Subtenant provided in no event shall charges exceed the maximum interest rate permitted by law (the "DEFAULT INTEREST RATE"). The assessment or payment of such late charge, however, shall not excuse or be deemed to cure any default by Subtenant hereunder.

                           B. NON-MONETARY DEFAULT. If Subtenant defaults in the
                  prompt and full performance of any covenant, agreement or condition of this Sublease or the Master Lease (other than a default in any payment required under this Sublease) and such default shall continue for a period in excess of thirty (30) days after Sublandlord gives written notice thereof to Subtenant (unless such default involves a hazardous condition, in which event such default shall be cured immediately, but in no event later than 30 days after such notice), then Sublandlord may, at its option, terminate this Sublease or Subtenant's right to possession of the Deacon Premises, in which event neither Subtenant nor any person claiming through or under Subtenant by virtue of any statute or order of any court shall be entitled to possession or to remain in possession of the Deacon Premises but shall immediately surrender the Deacon Premises.

                           C. MASTER LEASE. Sublandlord may terminate this
                  Sublease, without having given prior notice of default hereunder, if the act or omission of Subtenant causes a default under the Master Lease, and such act or omission does not otherwise constitute a default under PARAGRAPH 9A or PARAGRAPH 9B of this Sublease.

                           D. SUBLANDLORD'S REMEDIES. If Subtenant shall default
                  under this Sublease and such default shall entitle Sublandlord to possession of the Deacon Premises as hereinabove provided, then Sublandlord shall have the right to enter the Deacon Premises by any legal means, to remove Subtenant's property and effects, and to take and hold possession thereof, without terminating this Sublease or releasing Subtenant in whole or in part from Subtenant's obligations to pay rent and all of Subtenant's other obligations hereunder for the full term of this Sublease, and to relet the Deacon Premises or any part thereof (with the Landlord's consent) either in the name or for the account of Subtenant, for such rent and for such term or terms as Sublandlord may see fit, which term may, at Sublandlord's option, extend beyond the balance of the term of this Sublease (but not beyond the term of the Master Lease without Landlord's consent). Sublandlord shall not be required to accept any tenant offered by Subtenant or to observe any instructions given by Subtenant about such reletting; however, Sublandlord may not unreasonably withhold its consent to a proposed sublease or assignment by Subtenant, although the failure of Landlord to consent to such a sublease or assignment shall constitute a reasonable basis for Sublandlord's refusal. Sublandlord shall use reasonable efforts to mitigate damages incurred by Subtenant's default; it being understood and agreed, however, that Sublandlord shall be under no obligation to relet a portion of the Deacon Premises prior to all of the Deacon Premises. In any such case, Sublandlord may make such repairs, alterations and additions in and to the Deacon Premises and redecorate the same as it sees fit, subject to the terms of the Master Lease. Subtenant shall pay Sublandlord any deficiency between the Rent and other charges hereby reserved and covenanted to be paid and the amount of the rents collected on such reletting, for the balance of the term of this Sublease. Any deficiency in Rent and other charges shall be paid in monthly installments, upon statements rendered by Sublandlord to Subtenant. Any suit brought to collect the amount of the deficiency for any one or more months shall not preclude any subsequent suit to collect the deficiency for any subsequent months. In addition to all other rights, and remedies of Sublandlord under this Sublease, Subtenant agrees to indemnify Sublandlord for all costs, expenses and other amounts which Sublandlord is required to pay under the Master Lease as a result of Subtenant's default under this Sublease or the Master Lease.

                           E. DAMAGES. If Subtenant is in default of its
                  obligations under this Sublease, Sublandlord may cure the default and Subtenant shall forthwith pay to Sublandlord a sum of money equal to all amounts reasonably expended by Sublandlord in curing such default plus interest at the Default Interest Rate from the date such amounts are expended by Sublandlord until Sublandlord is reimbursed therefor by Subtenant.

                           F. ATTORNEYS' FEES. If suit is brought by either
                  party under this Sublease, each party in such suit shall pay all its own expenses of such suit, including, without limitation, its own attorneys' fees and expenses.

                           G. BANKRUPTCY OR INSOLVENCY. If, at any time during
                  the term of this Sublease, there shall be filed by or against Subtenant in any court pursuant to any statute either of the United States or any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver, trustee or liquidator of all or any portion of Subtenant's property or if Subtenant makes an assignment for the benefit of creditors, or if Subtenant admits in writing its inability to pay its debts, or if there is an attachment, execution or other judicial seizure of substantially all of Subtenant's assets or of Subtenant's interest in this Sublease, this Sublease shall IPSO FACTO be canceled and terminated, in which event neither Subtenant nor any person claiming through or under Subtenant by virtue of any statute or an order of any court shall be entitled to possession or to remain in possession of the Deacon Premises but shall forthwith quit and surrender the Deacon Premises and Sublandlord shall, in addition to any other rights and remedies under this Sublease, be entitled to retain any Rent or other monies received by Sublandlord from Subtenant as liquidated damages.

                           H. OTHER REMEDIES. In addition to any and all
                  remedies set forth herein, Sublandlord shall have all remedies available at law or in equity and any and all remedies shall be cumulative and nonexclusive.

10. SURRENDER OF POSSESSION. Upon the expiration of the term of this Sublease or upon the termination of Subtenant's right of possession (in whole or in part) other than in connection with the purchase of the Deacon Premises from Landlord pursuant to the Deacon Purchase Agreement, whether by lapse of time or at the option of Sublandlord as herein provided or upon termination of the Master Lease, Subtenant forthwith shall surrender the Deacon Premises to Sublandlord in the same repair and condition as existed in the Deacon Premises upon the Commencement Date, ordinary wear and tear excepted. Upon the termination of the term of this Sublease or of Subtenant's right of possession or upon termination of the Master Lease, Subtenant shall remove (a) Subtenant's inventory, equipment, office furniture, trade fixtures, office equipment, and all other items of Subtenant's personal property on the Deacon Premises and (b) all improvements which Landlord or Sublandlord has directed Subtenant to remove at the end of the term of this Sublease that were not installed by Sublandlord or Landlord or were not in the Deacon Premises as of the date of this Sublease and all other items, if any, required to be removed by Subtenant pursuant to
         SECTION 8 of the Master Lease. Subtenant shall pay to Sublandlord upon demand the cost of repairing any damage to the Deacon Premises and to the Building caused by any such removal. If Subtenant shall fail or refuse to remove any such property from the Deacon Premises, Subtenant shall be conclusively presumed to have abandoned the same, and title thereto shall, at Sublandlord's option, pass to Sublandlord without any cost either by set-off, credit, allowance, or otherwise, and Sublandlord at its option may accept the title to such property, or at Subtenant's expense may (i) remove the same or any part in any manner that Sublandlord shall choose, repairing any damage to the Deacon Premises caused by such removal, and (ii) store, destroy, or otherwise dispose of the same without incurring liability to Subtenant or any other person.

11.      HOLDING OVER.

                  A. If Subtenant retains possession of the Deacon Premises or any part thereof after the expiration of the earlier of (i) the term of this Sublease, (ii) Subtenant's right of possession, whether by lapse of time or otherwise or (iii) upon termination of the Master Lease, then at Sublandlord's option (with the consent of the Landlord), Subtenant shall thereafter be deemed to be a month-to-month tenant and shall remain subject to each and every term of this Sublease. In the event of any hold-over, and rent shall be payable for each month or portion thereof thereafter at the hold-over rate of three (3) times the basic rent required under Section 3 of this Sublease, plus all additional charges and additional rent required to be paid by Sublandlord under the Master Lease for such hold-over period.

                  B. In addition to such payment of rent and without limiting any other rights and remedies which Sublandlord may have on account of such holding over by Subtenant, Subtenant shall pay to Sublandlord on demand all direct damages suffered by Sublandlord on account of such holding over by Subtenant.

12. WAIVER. Any waiver of any provision of this Sublease by any party must be in writing and shall be limited to the particular instance involved and shall not be deemed to waive any other rights of such party under any other instances or under any other terms of this Sublease.

13. QUIET ENJOYMENT. Provided that Subtenant pays the Rent and otherwise performs and observes all of the covenants, obligations, terms and conditions contained in this Sublease, Subtenant shall enjoy peaceful and quiet possession of the Deacon Premises against any party claiming through Sublandlord.

14. INDEMNIFICATION BY SUBTENANT; INSURANCE. Subtenant agrees to indemnify and defend Sublandlord (and Landlord and its shareholders) and hold Sublandlord (and Landlord and its shareholders) harmless from and against any and all claims, damages, costs and expenses, including reasonable attorneys' fees, arising from the conduct or management of the business conducted by Subtenant in the Deacon Premises, or from any breach or default on the part of Subtenant in the performance of any covenant or agreement on the part of Subtenant to be performed pursuant to the terms of this Sublease, or from any act, omission or negligence of Subtenant, its agents, contractors, servants, employees, concessionaires or licensees in or about the Deacon Premises, which obligations shall include any claims, damages, costs and expenses arising as a result of environmental contamination caused by the Subtenant during its subtenancy. In case any action or proceeding is brought against Sublandlord (or Landlord and its shareholders) by reason of any such claim, Subtenant, upon notice from Sublandlord, covenants to diligently defend such action or proceeding, and to retain legal counsel reasonably satisfactory to Sublandlord (and Landlord and its shareholders) in connection therewith. Subtenant agrees to name Sublandlord (and Landlord and its shareholders) as an additional insured under any insurance policies of Subtenant related to Subtenant's use or occupancy of the Deacon Premises. Subtenant shall maintain all insurance policies required to be maintained by Sublandlord under the Master Lease. To the extent the Master Lease requires that Landlord be named in such policies, Subtenant shall cause both Landlord and Sublandlord to so be named. Subtenant shall provide the Sublandlord a certificate evidencing the required insurance coverages on the Commencement Date and on each anniversary thereof.

15. ACCESS TO PREMISES. Sublandlord (and Landlord) shall have the right to enter the Deacon Premises at any reasonable time for the purpose of observing the condition of the Deacon Premises. Such visitations to the Deacon Premises by the Sublandlord (or Landlord) shall be conducted so as to avoid to the extent reasonably possible any material interference with the business conducted by the Subtenant.

16. NOTICES. All notices, consents and other communications required or permitted hereunder shall be in writing and shall be mailed, hand delivered, or sent by Federal Express or other recognized overnight courier service, to the parties as follows:

         (a)      To Sublandlord:
                  ---------------
                  D. A. Stuart Company.
                  Attn: Charles Santangelo
                  4580 Weaver Parkway
                  Warrenville, IL 60555
                  Telephone:  630-393-8556

         (b)      To Subtenant:
                  -------------
                  Voyager Petroleum, Inc.
                  Attention: Jefferson Stanley
                  16 East Hinsdale Avenue
                  Hinsdale, Illinois, 60521
                  Telephone: (630) 325-7130

         (c)      To Landlord:
                  ------------
                  Deacon Enterprises, Inc.
                  Attn:  Verlin Eppert
                  ____________________________________
                  ____________________________________
                  Telephone: _________________________

or to such additional or other persons, at such other address or addresses as may be designated by notice from Sublandlord or Subtenant, as the case may be, to the other. Notices by mail shall be sent by United States certified or registered mail, return receipt requested, postage prepaid. Notices by mail shall be deemed given and effective when received. Notices by hand delivery shall be deemed given and effective upon the delivery thereof. Notices by overnight courier shall be deemed given and effective on the first day following the delivery thereof to Federal Express or another recognized overnight courier service.

17.      SPECIFIC IMPLEMENTATION OF MASTER LEASE PROVISIONS

                  A. UTILITIES. All utilities used in the Deacon Premises shall be supplied by the utility companies through meters serving the Deacon Premises and Subtenant shall pay directly to such utility companies.

                  B. REPAIRS AND MAINTENANCE. Subtenant shall observe the requirements of Section 9 of the Master Lease. As between Sublandlord and Subtenant, Subtenant shall be primarily and directly responsible for performing repairs and maintenance of the Deacon Premises, as opposed to reimbursing Sublandlord for such work as Additional Rent.

                  C. TAXES. The Master Lease imposes upon the Sublandlord, as tenant thereunder, the obligation to directly pay to the relevant taxing authority, all taxes and assessments (including special assessments) (collectively, "TAXES") that are levied or assessed against the Deacon Premises during Sublandlord's possession of the Deacon Premises. During the term of this Sublease, Subtenant shall pay all Taxes levied or assessed against the Deacon Premises, commencing with the December 1, 2006 installment. Subtenant shall provide Sublandlord with evidence of such payment upon demand. If this Sublease shall terminate as a result of a failure of the Deacon Purchase Agreement to close, then Sublandlord and Subtenant shall equitably prorate the burden of the Taxes through the date of termination. By its signature to this Sublease, Landlord agrees that, notwithstanding any contrary language in the Deacon Purchase Agreement, the Purchaser under the Deacon Purchase Agreement shall receive credit with respect to the payment of such taxes (and installments of assessments, if any), in calculating tax prorations under the Deacon Purchase Agreement, so that there is no "double dip" permitting Landlord to receive a credit for any prepaid taxes (or assessments) which were, in fact, paid by Subtenant under this Sublease. Landlord further acknowledges that the obligation of Sublandlord to pay Taxes on the Deacon Premises will be satisfied by such payment by Subtenant.

18. MISCELLANEOUS.

                  A. NO REPRESENTATIONS OR WARRANTIES; "AS IS". SUBLANDLORD MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THIS TRANSACTION OR THE PREMISES, EXCEPT AS SPECIFICALLY SET FORTH HEREIN, AND SUBTENANT EXPRESSLY ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE BY SUBLANDLORD. SUBLANDLORD HAS NO OBLIGATION TO ALTER, REMODEL, IMPROVE, REPAIR OR DECORATE ANY PART OF THE PREMISES. SUBTENANT TAKES THE PREMISES IN "AS IS" CONDITION. SUBTENANT'S TAKING POSSESSION OF ANY PART OF THE PREMISES SHALL BE CONCLUSIVE EVIDENCE THAT THE PREMISES WAS IN GOOD ORDER, REPAIR AND CONDITION.

                  B. EFFECT. This Sublease shall be binding upon the parties hereto, their heirs, executors, legal representatives, successors and permitted assigns, and may not be altered, amended or modified except by written instrument signed by both parties hereto.

                  C. CAPITALIZED TERMS. Capitalized terms which are defined in the Master Lease have the same meaning when used in this Sublease unless defined in this Sublease or unless the context hereof clearly indicates that a different meaning is intended.

                  D. CAPTIONS; SEVERABILITY. The headings of sections and paragraphs of this Sublease are for convenience only and shall not be construed in any way to limit or define the content, scope or intent of the provisions. If any provision of this Sublease or any application of any provision in any circumstance is adjudicated to be invalid, the validity of the remainder of this Sublease shall be construed as if such invalid provision were never included.

                  E. GOVERNING LAW. This Sublease shall be interpreted and construed in accordance with the law of the State of Michigan.

                  F. COUNTERPARTS. This Sublease may be executed in counterparts, all such counterparts shall constitute the same agreement, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

                  G. FURTHER ASSURANCES. The parties agree to take such further actions and execute such further documents as any other party may reasonably require in order to implement the terms and conditions of this Sublease and/or the Deacon Purchase Agreement (after that Agreement has been executed).

                  H. LANDLORD APPROVAL. This Sublease shall not be effective until it has been approved by Landlord. Landlord shall evidence its approval by executing this Sublease.

                  I. SUBLANDLORD'S OBLIGATIONS. This Sublease and the obligations of Subtenant hereunder do not relieve the Sublandlord of its obligations under the Master Lease. The Sublandlord acknowledges and agrees that it continues to be primarily obligated and liable to Landlord under the Master Lease irrespective of this Sublease and without any claim or right to offset, deduction, indemnification, credit or counterclaim against Landlord based on a failure of Subtenant to perform; provided, however, that the foregoing shall not limit the obligations of the Subtenant to the Sublandlord under this Sublease.


                            [signature page follows]

         IN WITNESS WHEREOF, Sublandlord and Subtenant have caused this Sublease to be duly executed as of the day and year first above written.

                                  SUBLANDLORD:
                                  ------------

                                  D. A. STUART COMPANY, a Delaware corporation.


                                  By:     /S/ CHARLES SANTANGELO
                                      ------------------------------------------
                                  Name:   CHARLES SANTANGELO
                                  Its:    PRESIDENT


                                  SUBTENANT:
                                  ----------

                                  VOYAGER ONE, INC., a Nevada corporation
                                  (name changing to Voyager Petroleum, Inc., as of December 1, 2006)


                                  By:     /S/ JEFFERSON STANLEY
                                      ------------------------------------------
                                  Name:   Jefferson Stanley
                                  Title:  Chief Financial Officer
                                  Date:   January 4, 2007

ACCEPTED AND AGREED TO
----------------------

Landlord hereby consents to the foregoing Sublease. Landlord acknowledges and agrees that, should the foregoing Sublease terminate as a result of Subtenant's purchase of the Deacon Premises from Landlord pursuant to the Deacon Purchase Agreement, then Landlord shall not exercise its right to repurchase equipment as expressed in Section 8 of the Master Lease.

Landlord:
Deacon Enterprises, Inc.,
a Michigan corporation

By:    /S/ VERLIN EPPERT
       ------------------------------------
       Verlin Eppert, President
Date:  January _____, 2007

                                    EXHIBIT A

                              [ATTACH MASTER LEASE]